                                       LAW OFFICES
                  ------------------------------------------------------
                                SHOOK, HARDY & BACON L.L.P

    OVERLAND PARK               1010 GRAND BOULEVARD, 5TH FLOOR                LONDON
       HOUSTON                       POST OFFICE BOX 15607                     ZURICH
  WASHINGTON, D.C.              KANSAS CITY, MISSOURI 64106-0607               GENEVA
    SAN FRANCISCO     TELEPHONE (816) 474-6550 [] FACSIMILE (816) 842-3190    MELBOURNE
        MIAMI                                                               BUENOS AIRES

                                 March 15, 2000

First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005-4297

            RE:   FIRST INVESTORS MULTI-STATE INSURED TAX FREE FUND

Gentlemen:

      We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

                                    Very truly yours,

                                    /s/ SHOOK, HARDY & BACON L.L.P.

                                    SHOOK, HARDY & BACON L.L.P.